UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 19, 2015

NII HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-32421	91-1671412
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1875 Explorer Street, Suite 800	20190
Reston, Virginia	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (703) 390-5100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03	Bankruptcy or Receivership.

As previously disclosed, on September 15, 2014, NII Holdings, Inc. (the “Company”) and eight of its U.S. and Luxembourg-domiciled subsidiaries, including NII Capital Corp. and Nextel International Telecom, S.C.A., filed voluntary petitions seeking relief under Chapter 11 of Title 11 of the United States Bankruptcy Code (the “Bankruptcy Code”), in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). Since September 15, 2014, five additional subsidiaries of the Company have filed voluntary petitions seeking relief under Chapter 11 of the Bankruptcy Code. These entities (together, the “Debtors”), with the exception of Nextel (International) Uruguay, LLC, continue to operate as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code. These Chapter 11 Cases are being jointly administered under the caption In re NII Holdings, Inc., et al. (Case No. 14-12611).

On April 20, 2015, the Bankruptcy Court entered the Order (I) Approving Disclosure Statement, (II) Approving the Form and Manner of Service of Disclosure Statement Notice, (III) Establishing Procedures for Solicitation and Tabulation of Votes to Accept or Reject Plan of Reorganization, and (IV) Scheduling Hearing on Confirmation of the Plan of Reorganization, which authorized the Debtors to solicit creditors’ votes on the First Amended Joint Plan of Reorganization Proposed by the Plan Debtors and the Official Committee of Unsecured Creditors dated April 20, 2015 (as amended, the “Plan”).

On June 19, 2015, the Bankruptcy Court entered the Findings of Fact, Conclusions of Law and Order Confirming Pursuant to Section 1129(a) and (b) of the Bankruptcy Code the First Amended Joint Plan of Reorganization Proposed by the Debtors and Debtors in Possession and the Official Committee of Unsecured Creditors (the “Confirmation Order”), which approved and confirmed the Plan, as modified by the Confirmation Order.

The Debtors expect that the effective date of the Plan will occur as soon as all conditions precedent to the Plan have been satisfied (defined in the Plan as the “Effective Date”). Although the Debtors anticipate that all conditions that the Debtors must satisfy before the Effective Date, other than the passage of time, will have been satisfied on or prior to such date, the Debtors can make no assurances as to when, or ultimately if, the Plan will become effective. It is also possible that technical amendments could be made to the Plan.

The following is a summary of the material terms of the Plan. This summary highlights only certain substantive provisions of the Plan and is not intended to be a complete description of the Plan. This summary is qualified in its entirety by reference to the full text of the Plan and the Confirmation Order, which are attached hereto as Exhibits 2.1 and 99.1, respectively, and incorporated by reference herein. All capitalized terms used herein but not otherwise defined in this Current Report on Form 8-K have the meanings set forth in the Plan.

The Plan of Reorganization and Treatment of Claims and Interests

The Plan classifies claims related to five series of Prepetition Notes issued by NII Capital Corp. and Nextel International Telecom S.C.A. in the aggregate principal amount of $4.35

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billion into classes of Luxco Note Claims, Capco Note Claims and Transferred Guarantor Claims. Holders of claims in each of these classes will receive their respective pro rata portion of shares of the new common stock of the reorganized Company and cash allocable to their respective class of claims under the Plan. New common stock and cash will be distributed to holders of claims in these classes in accordance with the Plan. The total value of the cash and common stock to be distributed under the Plan is $2.813 billion, and such value is referred to as the Plan Distributable Value. Holders of Luxco Note Claims, Capco Note Claims and Transferred Guarantor Claims will receive 60.25%, 29.61% and 10.14% of the Plan Distributable Value, respectively. The allocation of the Plan Distributable Value pursuant to the Plan is based in part upon a comprehensive settlement of numerous integrated claims and disputes approved by the Bankruptcy Court in connection with confirmation of the Plan.

All presently outstanding common stock in the Company will be cancelled as will the Prepetition Notes.

Additional information regarding the classification and treatment of Claims and Interests can be found in Articles II, IV and VI of the Plan.

Capital Structure

Under the Plan, the Company’s Amended and Restated Certificate of Incorporation (the “New Charter”) and Fifth Amended and Restated Bylaws (the “New Bylaws”) will become effective on the Effective Date. The New Charter authorizes the Company to issue up to 140,000,000 shares of common stock, of which 100,000,000 shares will be issued to holders of Claims pursuant to the Plan on the Effective Date. The New Charter also authorizes the Company to issue up to 10,000,000 shares of preferred stock, of which none will be issued pursuant to the Plan. Pursuant to the Plan, each share of the Company’s common stock outstanding immediately before the Effective Date (including all options and warrants to purchase such stock) will be cancelled and of no further force or effect after the Effective Date.

On the Effective Date, the Company will enter into a registration rights agreement, which provides registration rights to parties that, together with their affiliates, receive upon emergence 10% or more of the issued and outstanding common stock of the reorganized Company. Under the registration rights agreement, the Company is required to use its commercially reasonable efforts to cause its common stock to become listed on the New York Stock Exchange or the Global Market or Global Select Market of the NASDAQ Stock Market no later than 60 days after the Effective Date.

Post-Emergence Governance and Management

On the Effective Date, the term of any current members of the board of directors of the Company not identified as members of the New Board will expire.

Following emergence, the Company’s board of directors (the “New Board”) will consist of two classes of directors with a total of seven members. Class I will consist of Steven M. Shindler and Class II will consist of Kevin L. Beebe, James V. Continenza, Howard S. Hoffmann, Ricardo Knoepfelmacher and Christopher T. Roberts. As of the Effective Date, the Company expects there will be one vacancy on the New Board. The initial

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term of the Class I director will expire at the annual meeting of stockholders to be held in 2016, after which such director will be elected annually. The initial term of directors in Class II will expire at the annual meeting of stockholders to be held in 2017, after which all directors will be elected annually.

Incentive Plan

On or after the Effective Date, the New Board will adopt an incentive compensation plan, which will provide for grants of up to 5,263,158 shares to directors and employees of the Company, including potential grants of restricted stock units and options to purchase shares of the Company’s common stock. The selection of participants in the incentive compensation plan, the awards granted to those participants, and the vesting and other terms of the awards granted will be determined by the compensation committee of the New Board.

Releases

The Plan provides certain customary release provisions for the benefit of the Debtors, their directors, officers, and agents and their respective attorneys, financial advisors or other specified professionals, the Consenting Noteholders, the Indenture Trustees, the Creditors’ Committee, the members of the Creditors’ Committee and their respective agents, and each of their respective attorneys, financial advisors or other specified professionals to the extent permitted by applicable law.

Exculpation

The Plan provides certain customary exculpation provisions, which include a full exculpation from liability in favor of the Debtors, the Indenture Trustees, the Consenting Noteholders, the Creditors’ Committee, the members of the Creditors’ Committee and all of the foregoing parties’ respective current and former officers, directors, members, employees, advisors, attorneys, professionals, accountants, investment bankers, consultants, agents or other representatives (including their respective officers, directors, employees, members and professionals) from any and all claims and causes of action arising on or after the Petition Date and any and all claims and causes of action relating to any act taken or omitted to be taken in connection with, or related to, formulating, negotiating, preparing, disseminating, implementing, administering, soliciting, confirming or consummating the Plan, the Disclosure Statement or any contract, instrument, release or other agreement or document created or entered into in connection with the Plan or any other act taken or omitted to be taken in connection with or in contemplation of the Chapter 11 Cases or the restructuring of the Debtors, with the exception of willful misconduct or gross negligence.

Certain Information Regarding Assets and Liabilities of the Company

Information regarding the assets and liabilities of the Company as of the most recent practicable date is hereby incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2015 filed with the Securities and Exchange Commission on May 7, 2015.

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Item 7.01	Regulation FD Disclosure.

On June 19, 2015, the Company issued a press release announcing that the Bankruptcy Court entered the Confirmation Order confirming the Plan. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements regarding the securities to be issued pursuant to the Plan and the Debtors’ ability to implement, and the resulting effect of, the transactions contemplated by the Plan, as well as other statements that are not historical facts, are forward-looking statements. When used in this Current Report on Form 8-K, these forward-looking statements are generally identified by the words or phrases “would be,” “will allow,” “expects to,” “will continue,” “is anticipated,” “estimate,” “project” or similar expressions.

Among the risks, contingencies and uncertainties that could cause actual results to differ from those described in the forward-looking statements is the Company’s ability to emerge from the Chapter 11 proceedings pursuant to the Plan and to execute its business plan. Discussions of additional risks, contingencies and uncertainties are contained in the Company’s filings with the Securities and Exchange Commission.

Due to these risks, contingencies and other uncertainties, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. Except as provided by federal securities laws, the Company is under no obligation, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1*	First Amended Joint Plan of Reorganization Proposed by the Debtors and Debtors in Possession and the Official Committee of Unsecured Creditors dated June 19, 2015

99.1	Findings of Fact, Conclusions of Law and Order Confirming Pursuant to Section 1129(a) and (b) of the Bankruptcy Code the First Amended Joint Plan Of Reorganization Proposed by the Debtors and Debtors in Possession and the Official Committee of Unsecured Creditors, as entered by the Bankruptcy Court on June 19, 2015

99.2	Press Release issued by NII Holdings, Inc. dated June 19, 2015

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*	The Debtors filed with the Bankruptcy Court the following exhibits and schedules to the Plan, which, as permitted by Item 601(b)(2) of Regulation S-K, have been omitted from this Current Report on Form 8-K. The Company will furnish supplementally a copy of any exhibit or schedule to the Plan to the Securities and Exchange Commission upon request.

Exhibit A	Registration Rights Agreement
Exhibit B	Revised NII Holdings Certificate of Incorporation
Exhibit C	Revised NII Holdings Bylaws
Exhibit D	New Directors of Reorganized NII Holdings
Exhibit E	Form of Management Incentive Plan
Exhibit F	Amendments to Operating Company Credit Agreements
Exhibit G	Executory Contracts and Unexpired Leases to be Assumed
Exhibit H	New NII-ATC Guaranty
Exhibit I	Retained Causes of Action

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NII HOLDINGS, INC.

By:	/s/ Shana C. Smith
Shana C. Smith
Vice President and Secretary

Date: June 22, 2015

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EXHIBIT INDEX

Exhibit No.	Description

2.1	First Amended Joint Plan of Reorganization Proposed by the Debtors and Debtors in Possession and the Official Committee of Unsecured Creditors dated June 19, 2015

99.1	Findings of Fact, Conclusions of Law and Order Confirming Pursuant to Section 1129(a) and (b) of the Bankruptcy Code the First Amended Joint Plan Of Reorganization Proposed by the Debtors and Debtors in Possession and the Official Committee of Unsecured Creditors, as entered by the Bankruptcy Court on June 19, 2015

99.2	Press Release issued by NII Holdings, Inc. dated June 19, 2015

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